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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 2-69356 and 33-38240) of Tidewater Inc of our report dated July 17, 1997 on the combined financial statements of O.I.L. Group as of December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996, included in this Form 8-K/A-1 of Tidewater Inc.



Price Waterhouse
London, England                                                    July 18, 1997